UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2022

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on April 28, 2022. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a) Proposal 1 — Election of ten directors

				Broker Non-
Name	Votes For	Votes Against	Abstentions	Votes
E. Spencer Abraham	195,439,889	9,225,347	179,844	14,407,355
Antonio Carrillo	203,545,527	1,122,510	177,043	14,407,355
Matthew Carter, Jr.	202,493,383	2,174,936	176,761	14,407,355
Lawrence S. Coben	197,226,604	7,443,398	175,078	14,407,355
Heather Cox	202,502,062	2,235,604	107,414	14,407,355
Elisabeth B. Donohue	204,051,752	686,589	106,739	14,407,355
Mauricio Gutierrez	202,660,126	2,008,462	176,492	14,407,355
Paul W. Hobby	201,580,140	3,089,862	175,078	14,407,355
Alexandra Pruner	201,004,936	3,731,814	108,330	14,407,355
Anne C. Schaumburg	192,225,017	12,513,422	106,641	14,407,355
Thomas H. Weidemeyer	194,823,847	9,844,756	176,477	14,407,355

With respect to the foregoing Proposal 1, all eleven directors were elected and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

(b) Proposal 2 — Advisory vote on the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
198,622,624	6,043,614	178,842	14,407,355

The foregoing Proposal 2 was approved.

(c) Proposal 3 — Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2022 fiscal year

Votes For	Votes Against	Abstentions	Broker Non-Votes
217,451,530	1,716,612	84,293	-

The foregoing Proposal 3 was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary

Dated: May 4, 2022

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